UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2009

Robert Half International Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-10427	94-1648752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2884 Sand Hill Road, Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 234-6000

NO CHANGE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On April 22, 2009, Robert Half International Inc. issued a press release reporting earnings for the first fiscal quarter of 2009. A copy of the press release is attached hereto as Exhibit 99.1.

The foregoing information in this Current Report on Form 8-K, including exhibit 99.1 attached hereto, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such future filing.

Item 8.01    Other Events.

On February 26, 2009, Plaintiff Annette Johnson, on behalf of herself and a putative class of all current and former non-exempt employees of the Company, filed a Complaint in California Superior Court naming the Company as Defendant. The Complaint alleges that the Company failed to calculate properly the overtime owed to non-exempt employees in California when it allegedly failed to include certain bonus payments in overtime calculations. Plaintiff seeks the alleged additional overtime amounts, interest, attorneys’ fees, and costs. In addition, Plaintiff seeks an unspecified amount for statutory penalties for alleged violations of the California Labor Code arising from the purported violations. While the Complaint has not been served on the Company, and no Answer has been filed, the Company is engaged in a preliminary review of the allegations included in the Complaint. At this stage of the litigation, it is not feasible to predict the outcome of or a range of loss, should a loss occur, from this proceeding. Accordingly, no amounts will be provided in the financial statements to be included in the Company’s Form 10-Q for the quarterly period ended March 31, 2009.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit	Description
99.1	Robert Half International Inc. April 22, 2009, Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Robert Half International Inc.

Date: April 22, 2009	By:	/s/ M. Keith Waddell
	Name:	M. Keith Waddell
	Title:	Vice Chairman, President and Chief Financial Officer